Exhibit 10.2

LSB INDUSTRIES, INC.

(2008 Stock Incentive Plan)

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is effective as of December 31, 2015 (the “Grant Date”), by and between LSB INDUSTRIES, INC., a Delaware corporation (the “Company”), and Daniel D. Greenwell (the “Participant”). For valuable consideration, the Company and Participant agree as follows.

1. Background. The Participant is an employee, officer or director of the Company or an Affiliate, whom the Compensation Committee of the Board of Directors of the Company (“Committee”) has selected to receive an award under the Company’s 2008 Stock Incentive Plan (as may be amended from time to time, the “Plan”). The purpose of the award is to retain and motivate the Participant by providing the Participant the opportunity to acquire a proprietary interest in the Company and to link the Participant’s interests and efforts to the long-term interests of the Company’s shareholders.

2. Restricted Stock Grant. Subject to the terms of the Plan and of this Agreement, the Company hereby grants to the Participant 376,045 shares of the Company’s Common Stock, subject to certain restrictions thereon (the “Restricted Stock”).

3. Restrictions; Forfeiture. The Restricted Stock is restricted in that it may not be sold, transferred or otherwise alienated or hypothecated until the restrictions enumerated in this Agreement and the Plan are removed or expire as contemplated in Section 4 of this Agreement. The Restricted Stock is also restricted in the sense that it may be forfeited to the Company (the “Forfeiture Restrictions”). Except as otherwise provided in Section 4, if the Participant’s service relationship with the Company or any of its subsidiaries is terminated for any reason, then those shares of Restricted Stock for which the restrictions have not lapsed as of the date of termination shall become null and void and those shares of Restricted Stock shall be forfeited to the Company. The Restricted Stock for which the restrictions have lapsed as of the date of such termination shall not be forfeited to the Company. The Participant hereby agrees that if the Restricted Stock is forfeited, the Company shall have the right to deliver the Restricted Stock to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

4. Vesting.

4.1 The restrictions on the Restricted Stock granted pursuant to this Agreement will expire and the Restricted Stock will become transferable, and nonforfeitable as to 15% of the Restricted Stock as of the Grant Date and one-third of the remaining Restricted Stock on the first anniversary, and each subsequent anniversary, of the Grant Date, such that 100% of the shares of Restricted Stock shall be vested on the three-year anniversary of the Grant Date; provided, however, that, except as otherwise provided in Section 4.2 of this Agreement or in the Employment Agreement between the parties dated as of December 31, 2015 (the “Employment Agreement”), the Restricted Stock will vest on

Exhibit 10.2

such dates only if the Participant remains in the employ of or a service provider to the Company or its subsidiaries continuously from the Grant Date through the applicable vesting date.

4.2 Notwithstanding Section 4.1 of this Agreement, provided that (i) the Participant remains in the employ of or a service provider to the Company or its subsidiaries continuously from the Grant Date until immediately prior to the occurrence of any of the events listed below and (ii) the Participant holds Restricted Stock granted pursuant to this Agreement at such time, then:

4.2.1	all shares of Restricted Stock shall automatically vest in full upon a Change in Control of the Company (as defined in the Employment Agreement);

4.2.2	all shares of Restricted Stock shall automatically vest in full upon a termination of the Participant’s employment by the Company without Cause (as defined in the Employment Agreement) or by the Participant for Good Reason (as defined in the Employment Agreement); or

4.2.3	a pro-rata portion of the Restricted Stock shall automatically vest upon the Participant’s termination of employment by reason of death or Disability (as defined in the Employment Agreement) with such pro-rata portion calculated by multiplying the number of shares of Restricted Stock scheduled to vest on the anniversary of the Grant Date immediately succeeding such termination of employment by a fraction, the numerator of which is the number of days that have elapsed from the last anniversary of the Grant Date (or if such termination of employment occurs prior to the first anniversary of the Grant Date, then the number of days that have elapsed from the Grant Date) through the date of such termination of employment and the denominator of which shall be 365.

5. Escrow of Restricted Stock. The Company shall evidence the Restricted Stock in the manner that it deems appropriate, including, without limitation, certificating the Restricted Stock or evidencing the Restricted Stock in book entry form, electronic or otherwise. The Company may issue in the Participant’s name a certificate or certificates representing the Restricted Stock and retain that certificate or those certificates until the restrictions on such Restricted Stock expire, as contemplated in Section 4 of this Agreement, or the Restricted Stock is forfeited, as described in Section 3 of this Agreement. If the Company certificates the Restricted Stock, the Participant shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company. The Company shall hold the Restricted Stock and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for the Restricted Stock are delivered to the Participant, (b) the Restricted Stock is otherwise transferred to the Participant free of restrictions, or (c) the Restricted Stock is canceled and forfeited pursuant to this Agreement.

6. Ownership of Restricted Stock. From and after the Grant Date, the Participant will be entitled to all the rights of absolute ownership of the Restricted Stock granted under this Agreement, including the right to vote those shares; provided, however, that any dividends paid by the Company with respect to the Restricted Stock prior to the expiration of the Forfeiture

Exhibit 10.2

Restrictions shall be held in escrow by the Company and paid to the Participant, if at all, at the time the Forfeiture Restrictions expire on the Restricted Stock for which the dividend accrued; provided, further, that in no event shall dividends be settled later than 45 days following the date on which the Forfeiture Restrictions expire with respect to the Restricted Stock for which the dividends were accrued. For purposes of clarity, if the Restricted Stock is forfeited by the Participant pursuant to the terms of this Agreement then the Participant shall also forfeit the dividends, if any, accrued with respect to such forfeited Restricted Stock. No interest will accrue on the dividends between the declaration and settlement of the dividends.

7. Delivery of Stock. Promptly following the expiration of the restrictions on the Restricted Stock as contemplated in Section 4 of this Agreement, the Company shall cause to be issued and delivered to the Participant or the Participant’s designee a certificate or other evidence of the number of whole shares of Restricted Stock as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested pursuant to Section 8 of this Agreement. The value of such Restricted Stock shall not bear any interest, and the Company shall not have any liability to the Participant other than to deliver the Restricted Stock and associated dividends, if any, because of to the passage of time or any delay in delivery.

8. Payment of Taxes. The Company may require the Participant to pay to the Company (or the Company’s subsidiary if the Participant is an employee of a subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its subsidiary’s) current or future obligation to withhold federal, state, and local income or other taxes that the Participant incurs as a result of the vesting of the Restricted Stock. With respect to any required tax withholding, the Participant may (a) direct the Company to withhold from the shares of Common Stock to be issued to the Participant under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes, which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Common Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time such determination is made; (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations; or (d) satisfy such tax withholding through any combination of (a), (b) and (c). If the Participant desires to elect to use the stock withholding option described in subparagraph (a), the Participant must make the election at the time and in the manner the Company prescribes. If such tax obligations are satisfied under subparagraph (a) or (b), the maximum number of shares of Common Stock that may be so withheld or surrendered shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, and local, tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award. The Company, in its discretion, may deny the Participant’s request to satisfy its tax withholding obligations using a method described under subparagraph (a), (b), or (d). In the event the Company determines that the aggregate Fair Market Value of the shares of Common Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

Exhibit 10.2

9. Leave of Absence. With respect to the Restricted Stock, the Company may, in its sole discretion, determine that if the Participant is on leave of absence for any reason, the Participant will be considered to still be in the employ of, or providing services to, the Company, provided that rights to the Restricted Stock during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

10. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary except for Section 16, the issuance of Common Stock (including Restricted Stock) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (i) a registration statement under the Securities Act, is at the time of issuance in effect with respect to the shares issued or (ii) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT ISSUANCE OF UNRESTRICTED STOCK UPON THE VESTING OF RESTRICTED STOCK GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of the Restricted Stock, or unrestricted Common Stock (upon vesting), will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Committee and appropriate officers of the Company are authorized to take the Securities Actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance.

11. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

12. Anti-dilution. In the event of a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure, then the Committee shall make proportional adjustments to the Restricted Stock and/or the Plan as described in Section 13 of the Plan.

13. The Plan. Participant acknowledges receipt of a copy of the Plan, which is attached hereto as Exhibit A, and represents that Participant is familiar with the terms and provisions of the Plan and hereby accepts the Restricted Stock subject to all such terms and provisions.

Exhibit 10.2

14. Employment. Nothing in the Plan or in this Agreement shall confer upon Participant any right to continued employment as an employee of the Company or its Affiliates or interfere in any way with the right of the Company and its Affiliates to terminate Participant’s employment at any time.

15. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, successors and assigns.

16. Company Representations and Warranties. The Company represents and warrants that there are sufficient shares under the Plan (and will reserve same) for this award and also that it will take all reasonable steps necessary to file an S-8 or other registration statement to enable it to issue shares of Restricted Stock to Participant upon the Grant Date and for Participant to sell them once vested.

17. No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock granted hereunder.

18. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Common Shares or property to the Participant or the Participant’s legal representative, heir, legatee, or distribute, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require the Participant or the Participant’s legal representative, heir, legatee or distribute, as a condition precedent to such payment or issuance, to execute a release solely with respect to the delivered Restricted Stock and receipt therefor in such form as it shall reasonably determine.

19. Governing Law and Consent to Jurisdiction and Venue. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Oklahoma, without giving any effect to any conflict of law provisions thereof, except to the extent Oklahoma state law is preempted by federal law. Further, the Participant hereby consents and agrees that state courts located in Oklahoma City, Oklahoma and the United States District Court for the Western District of Oklahoma each shall have personal jurisdiction and proper venue with respect to any dispute between the Participant and the Company arising in connection with the Restricted Shares or this Agreement. In any dispute with the Company, the Participant will not raise, and the Participant hereby expressly waives, any objection or defense to such jurisdiction as an inconvenient forum.

20. Clawback. This Agreement and the Restricted Stock granted hereunder is subject to any written clawback policies of the Company, whether in effect on the Grant Date or adopted, with the approval of the Board, following the Grant Date and either (i) applicable to all senior executives of the Company and their restricted stock awards or (ii) adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission. Any such policy may subject the Restricted Stock and amounts paid or realized with respect to the Restricted Stock to reduction,

Exhibit 10.2

cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur as specified in such policy, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy and which the Company determines should apply to the Restricted Stock in accordance with this Section 20.

21. Electronic Delivery. The Participant consents to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with applicable law. This consent shall be effective for the entire time that the Participant holds awards granted under the Plan.

22. Entire Agreement. This Agreement and the Employment Agreement constitute the entire agreement between the Company and the Participant relating to the Restricted Stock. Any previous agreement with respect to this matter is superseded by this Agreement. Unless otherwise provided in the Plan, no term, provision or condition of this Agreement may be modified in any respect except by a writing executed by both of the parties hereto. No person has any authority to make any representation or promise not set forth in this Agreement. This Agreement has not been executed in reliance upon any representation or promise except those contained herein and in the Employment Agreement.

EXECUTED effective as of the Grant Date.

LSB INDUSTRIES, INC., a Delaware corporation

By:	/s/ Mark T. Behrman
	[Name]	Mark T. Behrman
	[Title]	CFO

/s/ Daniel D. Greenwell
Daniel D. Greenwell
Participant

Exhibit 10.2

Exhibit A

LSB Industries, Inc. 2008 Incentive Stock Plan

(as amended and restated effective April 3, 2014)